UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

AMERICAN RENAL HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-170376	04-3477845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Cummings Center, Suite 6550

Beverly, Massachusetts 01915

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (978) 922-3080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.

The information contained in Item 7.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.02.

ITEM 7.01 Regulation FD Disclosure.

American Renal Associates Holdings, Inc., (the “Company”) and its subsidiary American Renal Holdings Inc. announce preliminary financial results today for the quarter ended December 31, 2012. Preliminary financial and operating highlights include:

•

Revenues – Revenues for the three months and year ended December 31, 2012 were $116.7 million and $424.0 million, respectively, as compared to $93.1 million and $360.1 million, respectively, for the same periods in 2011.

•

Adjusted EBITDA(1) – Adjusted EBITDA for the three months and year ended December 31, 2012 were $23.4 million and $82.0 million, respectively. This compares to Adjusted EBITDA for the three months and year ended December 31, 2011 of $18.0 million and $66.3 million, respectively.

•

Center Activity – As of December 31, 2012, we provided services at 129 outpatient dialysis centers serving 8,942 patients. As of December 31, 2011, we provided services at 108 outpatient dialysis centers serving 7,374 patients. During the fourth quarter of 2012, we acquired 2 centers and opened 2 new de novo centers.

•

Volume – Total treatments for the fourth quarter of 2012 were 324,810 or 4,112 treatments per day, representing a per day increase of 22.0% over the fourth quarter of 2011. Non-acquired treatment growth was 14.5% in the fourth quarter.

Our consolidated financial and operating data for the quarter and year ended December 31, 2012 presented above and in Item 9.01, which are incorporated by reference are preliminary, based upon our estimates and subject to completion of our financial closing procedures. These financial and operating data have been prepared by and are the responsibility of management. Our independent certified public accounting firm, Grant Thornton LLP, has not audited, reviewed, compiled or performed any procedures, and has not expressed an opinion or any other form of assurance with respect to these data. Actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized.

The information furnished under Items 2.02, 7.01 and 9.01 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended. The information furnished under Items 2.02, 7.01 and 9.01 includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA.

Proposed $690 million Senior Secured Credit Facilities Offering of American Renal Holdings Inc.

The Company also announces today that American Renal Holdings Inc. is commencing a syndication of a new $690 million Senior Credit Facilities (the “Credit Facilities”).

In conjunction with the effectiveness of the Credit Facilities, the Company intends to issue a redemption notice for each of the Company’s existing 9.75% / 10.50% Senior PIK Toggle Notes and American Renal Holdings Inc. 8.375% Senior Secured Notes (together, the “Existing Notes”), respectively, to redeem the Existing Notes in full at the redemption price set forth in the applicable indenture on at least 30 days notice. On the redemption date, the Company will fund the Credit Facilities.

The Company expects that the Credit Facilities will be effective during the first quarter and the notice of redemption of the Existing Notes will be sent at that time. There can be no assurance, however, that the syndication of the Credit Facilities will be successful, that the Credit Facilities will be effective at the expected time or at all, and accordingly, there can be no assurances that the Company will redeem the Existing Notes as described above.

This Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. We undertake no obligation to update our forward-looking statements.

(1)	This Form 8-K includes Adjusted EBITDA and Adjusted EBITDA including noncontrolling interests, neither of which are financial measures defined by Generally Accepted Accounting Principles (GAAP). See Reconciliation of Non-GAAP Financial Measures in Item 9.01 for the definitions of these measures as well as their reconciliations to net income.

About American Renal Associates

American Renal Associates Holdings, Inc. is the parent of American Renal Holdings Inc. and American Renal Associates LLC (“ARA”) and is a leading owner and provider of outpatient kidney dialysis services in partnership with nephrologists throughout the United States. The Company’s unique operating philosophy merges physician autonomy, leading edge patient care and financial partnership between the nephrologists and ARA. Consequently, ARA has become one of the largest providers of outpatient kidney dialysis services in the nation with 129 owned facilities as of December 31, 2012 which are located in 23 states and the District of Columbia. For more information, visit www.americanrenal.com.

Contact:

Jonathan Wilcox

Chief Financial Officer

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Preliminary Financial Results for three months and year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL HOLDINGS INC.

Date: February 1, 2013	By:	/s/ Jon Wilcox
Jon Wilcox Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Preliminary Financial Results for the three months and year ended December 31, 2012.